Exhibit 10.2

EXECUTION COPY

ELEVENTH AMENDMENT TO
RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT

THIS ELEVENTH AMENDMENT TO RECEIVABLES LOAN, SECURITY AND SERVICING AGREEMENT dated as of February 13, 2023 (this “Amendment”), is entered into among FLOWERS FINANCE II, LLC, a Delaware limited liability company (the “Borrower”), FLOWERS FOODS, INC., a Georgia corporation (the “Servicer”), NIEUW AMSTERDAM RECEIVABLES CORPORATION B.V., COÖPERATIEVE RABOBANK U.A. (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”), as Facility Agent for the Nieuw Amsterdam Lender Group and as a Committed Lender, REGIONS BANK, as Facility Agent for the Regions Bank Lender Group and as a Committed Lender, and COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH (f/k/a Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank”, New York Branch), as administrative agent (the “Administrative Agent”) for each of the Lenders.

RECITALS

WHEREAS, reference is made to that certain Receivables Loan, Security and Servicing Agreement dated as of July 17, 2013, as amended by First Amendment to Receivables Loan, Security and Servicing Agreement dated as of August 7, 2014, by Second Amendment to Receivables Loan, Security and Servicing Agreement dated as of December 17, 2014, by Third Amendment and Waiver to Receivables Loan, Security and Servicing Agreement dated as of August 20, 2015, by Fourth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 30, 2016, by Fifth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 28, 2017, by Sixth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 27, 2018, by Seventh Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 27, 2019, by Eighth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 23, 2020, by Ninth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 23, 2021 and by Tenth Amendment to Receivables Loan, Security and Servicing Agreement dated as of September 27, 2022 (as so amended, the “Existing Loan Agreement” and, as amended by this Amendment and as otherwise amended, supplemented or modified from time to time, the “Loan Agreement”) among the parties to this Amendment. Unless otherwise provided elsewhere herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Loan Agreement; and

WHEREAS, the parties to this Amendment have agreed to amend the Existing Loan Agreement, all on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

SECTION 1. Amendments to Existing Loan Agreement. Effective as of December 31, 2022, the Existing Loan Agreement is hereby amended as follows:

(a) Annex I of the Existing Loan Agreement is amended by adding the following new defined terms in alphabetical order:

“Excluded Obligor” means the Person listed on Schedule VI until such date, if any, as the Borrower and the Administrative Agent mutually agree in writing that Receivables due from such Person shall no longer be Excluded Receivables.

“Excluded Obligor Trigger Event” means the earliest of (x) the date on which s the Borrower and the Administrative Agent mutually agree in writing that Receivables due from the Excluded Obligor shall no longer be Excluded Receivables, (y) September 27, 2023, and (z) the first Settlement Date occurring after any Monthly Period during which amounts received from or on behalf of the Excluded Obligor during such Monthly Period exceed 7% of the aggregate Outstanding Balance of all Receivables as of the last day of such Monthly Period;

(b) the definition of “Excluded Receivable” appearing in Annex I to the Existing Loan Agreement is hereby amended and restated as follows:

“Excluded Receivable” means (a) any Distributor Receivable; (b) with respect to any Excluded Originator, any indebtedness of an Obligor to such Excluded Originator otherwise constituting a Receivable that is originated by such Excluded Originator on or after its Exclusion Effective Date; and (c) any Receivable (without giving effect to the exclusion of “Excluded Receivable” from the definition thereof) due from the Excluded Obligor.

(c) Section 5.01(u) of the Existing Loan Agreement is hereby amended and restated as follows:

(u) Lockboxes; Collection Accounts; Concentration Account. The Originators and Borrower have established and will maintain a system of Lockboxes and Collection Accounts as described in Section 7.10 and as further specified in Schedule II, into which all Collections shall be deposited. Each Collection Account shall be or shall have been established in the name of, or transferred to the name of, an Originator and the funds deposited therein from time to time shall not be commingled with any funds of any Originator, any Seller or the Servicer or any Affiliate thereof; provided, until an Excluded Obligor Trigger Event amounts received from or on account of the Excluded Obligor may be commingled in the Collection Account. The Borrower shall (i) cause, and direct the Servicer to cause, all Collections on account of the Receivables which are paid electronically to be wired directly to a Collection Account; (ii) cause, and direct the Servicer to cause, all Collections on account of the Receivables which are paid by check to be mailed directly to the related Lockbox and to deposit such Collections into a Collection Account within one (1) Business Day of receipt; (iii) not to suffer or permit any funds other than such Collections (other than collections with respect to accounts receivable that previously were “Receivables” and that were repurchased by an Originator, a Seller or the Servicer under the Transaction Documents) to be mailed to Lockboxes or deposited into Collection Accounts; provided, that until an Excluded Obligor Trigger Event, amounts received from or on behalf of an Excluded Obligor may be mailed to Lockboxes and/or deposited into Collection Accounts; (iv) until deposited in a Collection Account, hold in trust for the Administrative Agent for the benefit of the Secured Parties all Collections received by the Borrower; (v) make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; (vi) apply all such Collections as provided in this Agreement and the other Transaction Documents; (vii) instruct each bank maintaining a Collection Account to transfer all amounts on deposit therein on a daily basis to the Concentration Account (either directly or by transfer through another Collection Account); and (viii) not amend or modify any term of any Lockbox Agreement, Control Agreement or Bailee and Security Agreement or the direction as to the disposition of Collections or other amounts in the Collection Accounts or the Concentration Account without the prior written consent of the Administrative Agent; provided that such consent for an amendment or modification of directions as to the disposition of Collections shall not be required if the effect thereof is to direct the payment thereof to another Collection Account or Concentration Account which in each case is subject to a Control Agreement and, if applicable, a Bailee and Security Agreement. On or prior to the Closing Date and when required by Section 5.02(c), the Borrower shall enter into, and/or cause the related Originator to enter into, a Control Agreement with the Administrative Agent or the Servicer and the bank maintaining each Collection Account and the Concentration Account. On or prior to the Closing Date and when required by Section 5.02(c), the Borrower shall enter into, and cause the related Originator to enter into, a Bailee and Security Agreement with the Administrative Agent with respect each Collection Account.

(d) Section 7.10(a)(i) of the Existing Loan Agreement is hereby amended and restated as follows:

(i) each Collection Account shall be or shall have been established in the name of, or transferred to the name of, an Originator and the funds deposited therein from time to time shall not be commingled with any funds of any other Originator or Subservicer, any Seller, the Servicer or any Affiliate thereof; provided, until an Excluded Obligor Trigger Event, amounts received from or on behalf of an Excluded Obligor may be commingled in the Collection Account;

(e) Section 7.10(a)(vi) of the Existing Loan Agreement is hereby amended and restated as follows:

(vi) not to suffer or permit any funds other than such Collections (other than collections with respect to accounts receivable that previously were “Receivables” and that were repurchased under the Transaction Documents) to be mailed to Lockboxes or deposited into Collection Accounts, provided that until an Excluded

Obligor Trigger Event, amounts received from or on behalf of an Excluded Obligor may be mailed to Lockboxes and/or deposited into Collection Accounts;

(f) The Existing Loan Agreement is amended by adding Schedule VI to this Amendment as Schedule VI to the Loan Agreement.

SECTION 2. Conditions Precedent. The effectiveness of this Amendment shall be conditioned upon the Administrative Agent’s receipt of counterpart signature pages to this Amendment, executed by each of the parties to this Amendment.

SECTION 3. Representations and Warranties of the Borrower and the Servicer. Each of the Borrower and the Servicer hereby represents and warrants to each Lender, each Facility Agent and the Administrative Agent that, on and as of the date hereof:

(a) this Amendment has been duly executed and delivered by it, and this Amendment and the Existing Loan Agreement as amended hereby constitute, the legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law); and

(b) the representations and warranties of it contained in the Loan Agreement or in the other Transaction Documents to which it is a party are true and correct in all material respects as of the date hereof, with the same effect as though made on such date (after giving effect to this Amendment), except to the extent such representation or warranty expressly relates only to a prior date; and

(c) immediately after giving effect to this Amendment, no Amortization Event or Event of Default shall have occurred and be continuing.

SECTION 4. Miscellaneous.

(a) This Amendment may be amended, modified, terminated or waived only as provided in Section 10.05 of the Loan Agreement.

(b) Except as expressly modified as contemplated hereby, the Loan Agreement is hereby confirmed to be in full force and effect in accordance with its terms and is hereby ratified and confirmed. This Amendment is intended by the parties to constitute an amendment and modification to, and otherwise to constitute a continuation of, the Loan Agreement, and is not intended by any party and shall not be construed to constitute a novation thereof or of any obligation of any party thereunder. This Amendment shall constitute a Transaction Document.

(c) This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Loan Agreement.

(d) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

Delivery of an executed signature page to this Amendment by facsimile transmission or other electronic image scan transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

(e) The provisions of this Amendment are intended to be severable. If any provision of this Amendment shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(f) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Amendment, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(g) EACH OF THE BORROWER, THE SERVICER, THE ADMINISTRATIVE AGENT, THE FACILITY AGENTS AND THE LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

COÖPERATIEVE RABOBANK U.A., NEW
YORK BRANCH, as Administrative Agent

By:	/s/ Jinyang Wang
Name: Jinyang Wang
Title: Executive Director

By:	/s/ Erin Scott
Name: Erin Scott
Title: Executive Director

COÖPERATIEVE RABOBANK U.A., as
Committed Lender and Nieuw Amsterdam
Facility Agent

By:	/s/ Jinyang Wang
Name: Jinyang Wang
Title: Attorney-in-Fact

By:	/s/ Erin Scott
Name: Erin Scott
Title: Attorney-in-Fact

NIEUW AMSTERDAM RECEIVABLES
CORPORATION B.V.

Intertrust Management B.V. – Managing
Director

By:	/s/ Bart Paulusma	/s/ Henri Kröner
	Name: Bart Paulusma	Henri Kröner
	Title: Proxyholder	proxy holder

REGIONS BANK, as Committed Lender and
Regions Bank Facility Agent

By:	/s/ Genna Konev
Name: Genna Konev
Title: Managing Director

[Signature Page to Eleventh Amendment to Receivables Loan, Security and Servicing

Agreement]

FLOWERS FINANCE II, LLC,
as Borrower

By:	/s/ J.T. Rieck
Name: J.T. Rieck
Title: Treasurer

FLOWERS FOODS, INC.,
as Servicer

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey
Title: Chief Financial & Accounting Officer

[Signature Page to Eleventh Amendment to Receivables Loan, Security and Servicing

Agreement]